Exhibit 99.1

General Steel Announces Shareholder Resolutions Adopted at 2015 Annual General Meeting

BEIJING – December 31, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced the results of the proposals brought before its shareholders at its 2015 annual general meeting of shareholders, held on December 30, 2015.

General Steel’s shareholders took the following actions relating to the proposals:

•	Elected five members to its Board of Directors (Zuosheng Yu, John Chen, Angela He, Zhongkui Cao and James Hu) to serve until the annual meeting of shareholders to be held in 2016 and until their respective successors are elected and qualified;
•	Ratified the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;
•	Approved and ratified an amendment to the Company’s 2008 Equity Incentive Plan, as amended, to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 2,000,000; and
•	Approved, on a non-binding advisory vote basis, the compensation of the Company’s Named Executive Officers.

About General Steel

General Steel Holdings, Inc. is headquartered in Beijing, China and produces a variety of steel products including rebar and high-speed wire. Through its majority equity interest in Catalon, the Company also develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to investor.relations@ gshi-steel.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com